Ex. 99.1

Extraction Oil & Gas Provides Preliminary Second Quarter 2017 Financial and Operational Data

DENVER - July 18, 2017 - Extraction Oil & Gas, Inc. (NASDAQ: XOG), an oil and gas exploration and production company with primary assets in the Wattenberg Field in the Denver-Julesburg Basin of Colorado, today provided preliminary financial and select operational results for the second quarter of 2017.

Preliminary Second-Quarter 2017 Highlights

•
Preliminary estimates for second quarter average net sales volumes between 43.3 and 45.1 thousand barrels of oil equivalent per day (MBoe/d) including 22.6 to 23.6 thousand barrels per day (MBbl/d) of crude oil. Estimated production volumes exceeded the high end of the Company’s crude oil guidance range and exceeded the midpoint for total equivalent volumes;

•
Preliminary estimated net income between $4.0 to $4.2 million, down approximately 53% sequentially. Preliminary estimated Adjusted EBITDAX, Unhedged[1] between $70.0 million and $79.0 million, up approximately 45% sequentially. Preliminary estimated Adjusted EBITDAX between $70.1 million and $79.2 million, up approximately 76% sequentially; and

•
Turned to sales 67 gross (62 net) operated wells with an average lateral length of approximately 7,100 feet, and completed 51 gross (46 net) wells with an average lateral length of approximately 7,300 feet, consistent with the Company’s previously announced development plan.

Commenting on preliminary second-quarter 2017 results, Extraction's Chairman and CEO Mark Erickson said: “We continue to be very pleased with our financial and operating results. Our estimated total equivalent production grew by over 10,000 barrels of oil equivalent per day sequentially, which represents the largest sequential growth in Extraction’s history. This achievement once again is a result of the hard work and dedication of our Company’s operating team. We continue to build on our strong operational track record of efficient execution and growth.”

“Balance sheet strength and liquidity remain our top priority. Along with our strong hedge book, we have significant flexibility to optimize our capital expenditures relative to our cash flow as we navigate through this period of commodity price uncertainty. We are closely monitoring the current industry environment while evaluating different scenarios for our 2018 capital program.”

“Results from our first three pads utilizing enhanced completions that we discussed with our first quarter earnings continue to be very encouraging, as are the results we are seeing from four additional enhanced completion pads brought online during the second quarter. These wells are continuing to produce at or in excess of our enhanced completion type curves while exhibiting high oil cuts with a shallow decline profile associated with our restricted choke program. We anticipate providing additional details along with our second quarter earnings release.”

1 Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are non-GAAP financial measures. For a definition of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and a reconciliation to our most directly comparable financial measure calculated and presented in accordance with GAAP, read “—Reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged.”

“We remain on track with our drilling and completion schedule, which will be a strong driver of our third quarter growth.”

Preliminary Estimated Second Quarter Financial Results

Preliminary estimated second quarter average net sales volumes were between 43.3 and 45.1 MBoe/d, an increase of approximately 32% sequentially. Estimated crude oil volumes exceeded the high end of Company guidance while total equivalent volumes exceeded the midpoint of the guidance range. Preliminary estimates indicate that crude oil accounted for approximately 71% of our total revenues and 52% of total production during the second quarter of 2017. Extraction’s preliminary estimate for net income is between $4.0 to $4.2 million, down approximately 53% sequentially.

Extraction’s preliminary estimate for Adjusted EBITDAX, Unhedged is between $70.0 million and $79.0 million, up approximately 45% sequentially. Preliminary estimated Adjusted EBITDAX is between $70.1 million and $79.2 million, up approximately 76% sequentially.

The following table provides a summary of preliminary financial operational data based on the most current information available to management:

	Three Months Ended		Six Months Ended
	June 30, 2017		June 30, 2017
	Low	High	Low	High
Sales (MBoe)(1)	3,941	4,102	6,946	7,107
Oil sales (MBbl)	2,060	2,144	3,271	3,355
Natural gas sales (MMcf)	6,276	6,533	12,635	12,892
NGL sales (MBbl)	835	869	1,569	1,603
Sales (BOE/d)(1)	43,310	45,078	38,031	39,583
Oil sales (Bbl/d)	22,635	23,559	17,932	18,664
Natural gas sales (Mcf/d)	68,973	71,788	69,091	71,911
NGL sales (Bbl/d)	9,179	9,554	8,584	8,934
Revenues and Expenses:
Total revenues	$117,418	$122,210	$207,057	$211,849
Lease operating expenses	23,691	24,658	46,014	46,981
Operating expenses	13,848	14,413	25,898	26,463
Transportation and gathering	9,843	10,245	20,116	20,518
Production taxes	10,305	10,726	16,758	17,179
Cash general and administrative	10,540	11,649	20,487	21,596
Expense per BOE:
Lease operating expenses	$5.89	$6.13	$6.49	$6.76
Operating expenses	$3.44	$3.58	$3.65	$3.80
Transportation and gathering	$2.45	$2.55	$2.83	$2.95
Production taxes	$2.56	$2.66	$2.37	$2.47
Cash general and administrative	$2.62	$2.90	$2.85	$3.15

(1)
One BOE is equal to six thousand cubic feet ("Mcf") of natural gas or one barrel ("Bbl") of oil or NGL based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.

Preliminary Operational Results

Extraction estimates during the second quarter, its aggregate drilling, completion, leasehold and midstream capital expenditures totaled between $265 million and $275 million. We reached total depth on 41 gross (25 net) wells with an average lateral length of approximately 10,100 feet and completed 51 gross (46 net) wells with an average lateral length of approximately 7,300 feet. We turned to sales 67 gross (62 net) wells with an average lateral length of approximately 7,100 feet. Due to the completion of higher working interest pads during the first half of the year, we expect our net drilling and completion capital expenditures to be weighted towards the front half of 2017. We remain on track and on budget with our full-year drilling, completion and capital expenditure schedule.

Commenting on Extraction’s progress on its 2017 plan and execution, Mark Erickson, Extraction’s Chairman and CEO said, “With recent wells brought online and continued cleanup, we are currently producing in excess of 55,000 net Boe/d.”

Debt and Liquidity

Extraction ended the second quarter with $88.7 million of cash on its balance sheet, an undrawn borrowing base of $475 million and approximately $563.7 million of available liquidity. The Company’s preliminary estimated Net Debt/Adjusted EBITDAX ratio on a six-month annualized basis was 2.0x as of quarter-end1.

Current Derivative Position

For the second half of 2017, we have 4.5 million barrels of oil and 14.8 million Btu of natural gas hedged. For 2018, we have 6.9 million barrels of oil and 37.2 million Btu of natural gas hedged.

About Extraction Oil & Gas, Inc.

Denver-based Extraction Oil & Gas, Inc. is an independent energy exploration and development company focused on exploring, developing and producing crude oil, natural gas and NGLs primarily in the Wattenberg Field in the Denver-Julesburg Basin of Colorado. For further information, please visit www.extractionog.com. The Company's common shares are listed for trading on the NASDAQ under the symbol: “XOG.”

1 Based on the midpoint of preliminary estimated financial results

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, planned capital expenditures, increases in oil and gas production, the number of anticipated wells to be drilled or completed after the date hereof, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as "may," "expect," "estimate," "project," "plan," "believe," "intend," "achievable," "anticipate," "will," "continue," "potential," "should," "could," and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the “Risk Factors” section of our most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in our other public filings and press releases. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statement.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF PRELIMINARY ADJUSTED EBITDAX AND ADJUSTED EBITDAX, UNHEDGED
(In thousands)

	Three Months Ended		Six Months Ended
	June 30, 2017		June 30, 2017
	Low	High	Low	High
Reconciliation of Net Income to Adjusted EBITDAX:
Net income	$4,049	$4,214	$12,765	$12,930
Add back:
Depletion, depreciation, amortization and accretion	69,536	76,856	120,189	127,509
Impairment of long lived assets	—	—	675	675
Exploration expenses	5,865	6,482	16,677	17,294
Loss on sale of property and equipment	—	—	451	451
Acquisition transaction expenses	—	—	68	68
(Gain) loss on commodity derivatives	(33,541)	(34,218)	(83,963)	(84,640)
Settlements on commodity derivative instruments	(142)	(144)	(9,183)	(9,185)
Premiums paid for derivatives that settled during the period	310	316	310	316
Stock-based compensation expense	12,599	13,113	28,344	28,858
Amortization of debt discount and debt issuance costs	858	876	1,703	1,721
Interest expense	8,298	9,172	17,113	17,987
Income tax expense	2,310	2,553	7,440	7,683
Adjusted EBITDAX	$70,142	$79,220	$112,589	$121,667
Deduct:
Settlements on commodity derivative instruments	(142)	(144)	(9,183)	(9,185)
Premiums paid for derivatives that settled during the period	310	316	310	316
Adjusted EBITDAX, Unhedged	$69,974	$79,048	$121,462	$130,536

Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are not measures of net income (loss) as determined by United States generally accepted accounting principles (“GAAP”). Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are supplemental non-GAAP financial measures that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items, including depletion, depreciation, amortization and accretion, impairment of long lived assets, exploration expenses, rig termination fees, acquisition transaction expenses, commodity derivative (gain) loss, settlements on commodity derivatives, premiums paid for derivatives that settled during the period, unit and stock-based compensation expense, amortization of debt discount and debt issuance costs, interest expense, income taxes, and non-recurring charges. We define Adjusted EBITDAX, Unhedged as Adjusted EBITDAX adjusted for settlements on commodity derivative instruments and premiums paid for derivatives that settled during the period.

Management believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful because they allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX and Adjusted EBITDAX, Unhedged because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX and Adjusted EBITDAX, Unhedged should not be considered as alternatives to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, hedging strategy and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged. Our computations of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged may not be comparable to other similarly titled measure of other companies. We believe that Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are widely followed measures of operating performance. A reconciliation of Adjusted EBITDAX and Adjusted EBITDAX, Unhedged and net income (loss) for the three and six months ended June 30, 2017 is provided in the table above. Additionally, our management team believes Adjusted EBITDAX and Adjusted EBITDAX, Unhedged are useful to an investor in evaluating our financial performance because these measures (i) are widely used by investors in the oil and natural gas industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, among other factors; (ii) help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and (iii) are used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting. Adjusted EBITDAX is also used by our Board of Directors as a performance measure in determining executive compensation.

EXTRACTION OIL & GAS, INC.
RECONCILIATION OF NET DEBT
(In thousands)

As of June 30, 2017
(In thousands)
Cash and cash equivalents	$88,689
Credit facility	—
Senior notes due July 15, 2021, $539.2 net of unamortized debt issuance costs	550,000
Net debt	$461,311